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                                                              Exhibit 10(i)(4.1)

                                                                  EXECUTION COPY

                          AGREEMENT AND AMENDMENT NO. 1
             TO OPERATING AGREEMENT OF CINCINNATI BELL WIRELESS LLC

     This AGREEMENT AND AMENDMENT NO. 1 (this "Amendment"), dated as of October 16, 2003, to the Operating Agreement (the "Agreement") of CINCINNATI BELL WIRELESS LLC (the "Company"), dated as of December 31, 1998, between AT&T WIRELESS PCS, LLC, a Delaware limited liability company ("AT&T PCS"), as successor to AT&T Wireless PCS, Inc., and CINCINNATI BELL WIRELESS HOLDINGS LLC, a Delaware limited liability company ("CBW"), as successor in interest to Cincinnati Bell Wireless Company. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Agreement.

     WHEREAS, AT&T PCS is a wholly-owned subsidiary of AT&T Wireless Services, Inc., a Delaware corporation ("AT&T");

     WHEREAS, AT&T and the Company have entered into a GSM roaming agreement;

     WHEREAS, the parties intend that the Company construct and operate a PCS System using GSM/GPRS technology; and

     WHEREAS, the parties wish to reflect that intent, and make various amendments to the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the parties hereby agree as follows:

A.   AMENDMENTS TO THE AGREEMENT.

1.   The definitions in Section 1.7 of the Agreement are amended as follows:

     1.1. The definition of "AT&T" is replaced with the following: "AT&T" means AT&T Wireless Services, Inc., a Delaware corporation, as successor to AT&T Corp., a New York corporation.

     1.2. The definition of "AT&T PCS" is replaced with the following: "AT&T PCS" means AT&T Wireless PCS, LLC, a Delaware limited liability company, as successor to AT&T Wireless PCS, Inc., a Delaware corporation.

     1.4. The definition of "Business" is replaced with the following:

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          "Business" means the business of (a) owning, constructing and operating systems to provide Company Communications Services in the Territory, using the PCS frequencies licensed to or leased by the Company for Commercial Mobile Radio Services, (b) marketing and providing Company Communications Services to resellers and end-users solely within the Territory, (c) providing in connection with Company Communications Services the Adopted Service Features as well as other mobile and portable communications services in the Territory and local exchange services provided by CBI and it Affiliates, in each case obtained by the Company as a reseller or provided by others but combined in a joint offering by the Company with its Company Communications Services and, with the consent of all of the Representatives on the Member Committee, providing other voice, messaging and data communications services and (d) owning and operating retail stores that offer for sale the above services and related equipment. The activities described in clauses (a) and (b) shall be the indispensable requisite, and primary business, of the Company.

     1.5 The definition of "CBW" is replaced with the following: "CBW" means Cincinnati Bell Wireless Holdings LLC, a Delaware limited liability company, as successor to Cincinnati Bell Wireless Company, an Ohio corporation.

     1.6 The definition of "Company" is replaced with the following: "Company" means Cincinnati Bell Wireless LLC.

     1.7  The following definitions are added:

          "GPRS" means General Packet Radio Service, a wireless communications technology based on GSM and defined by the relevant ETSI or 3GPP standards.

          "GSM" means Global System for Mobile communication, a wireless communications technology defined by the relevant ETSI or 3GPP standards.

          "GSM Roaming Agreement" means the Roaming Agreement for GSM, dated as of April 25, between AT&T and the Company.

          "GSM/GPRS" means a wireless communications technology that combines GSM for voice communications and GPRS for data communications.

          "GSM/GPRS System" means a mobile wireless telecommunications system that uses GSM/GPRS.

          "Majority" means, as of any date of determination, with respect to AT&T's GSM/GPRS Systems, AT&T GSM/GPRS Systems then serving a majority of the Pops served by all such systems.

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          "Pops" means with respect to any distinct geographic area, the number of residents of such area based on the most recent publication by Claritas Inc. or any other publication agreed upon by the parties hereto and accepted for such purpose within the telecommunications industry.

2. Section 6.10 is amended by changing the CBW Member Group First Tier Executive to Kevin Sullivan, the Second Tier Executive to Brian Ross, and the Third Tier Executive to John F. Cassidy.

3.   Section 6.12(f) is replaced with the following:

          (f) Long Distance Services. Subject to the Company's existing volume commitments to AT&T and AT&T Corp., the Company shall offer CBI and any of its affiliates a right of first refusal to provide interstate and intrastate long distance services to the Company; provided that the rates offered by CBI are competitive with those available from other long distance providers and are at least as favorable to the Company in the aggregate as those provided by CBI to CBI's other comparable wireless customers.

4.   The following new subsections are added to Section 6.12:

          (h) GSM Buildout. By November 1, 2003 (the "Roaming Start Date"), the Company will (i) complete the build-out of a GSM/GPRS System including approximately 250 GSM base stations (and associated switching, transport and billing infrastructure) and providing comprehensive one-for-one GSM coverage relative to the Company's existing TDMA footprint in the Territory and (ii) provide GSM/GPRS roaming service in the Territory to subscribers of AT&T pursuant to the GSM Roaming Agreement. Within 120 days of the Roaming Start Date, the Company will begin selling GSM/GPRS service to customers in the Territory.

          (i) GSM Interoperability. The Company shall at all times that the GSM Roaming Agreement is still in effect cause its GSM/GPRS Systems to be technologically compatible in all material respects with AT&T's GSM/GPRS Systems (including with respect to facilitating roaming and handover between systems). Without limiting the generality of the foregoing, the Company shall at all times cause its GSM/GPRS Systems to use substantially the same User Interface for voice used in AT&T's GSM/GPRS Systems, so that the User Interface of the Company's GSM/GPRS Systems for voice shall not differ, in a manner that would be material to subscribers, from the User Interface of AT&T's GSM/GPRS Systems. AT&T PCS may from time to time notify the Company of changes to the User Interface or other elements of AT&T's GSM/GPRS Systems, and the Company shall, promptly and in no event later than 120 days after delivery of any such notice, or such longer period as AT&T PCS may determine, implement such changes in the Company's GSM/GPRS Systems. As used in this Section 6.12(i), the term "User Interface" shall have the same meaning given to it

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     in Section 1.7, except that all references to PCS Systems shall instead refer only to GSM/GPRS Systems.

          (j) GSM Network Performance Standards. The Company shall cause its GSM/GPRS Systems to comply with the network performance standards set forth on Schedule 6.12(j) at a level of compliance at least equal to the average level of compliance of AT&T's GSM/GPRS Systems. AT&T PCS may from time to time notify the Company of new or modified network performance standards (including voice standards for comprehensive digital accessibility, comprehensive retainability, digital voice quality, and data standards for GPRS availability, successful data transfer ratio and throughput) met by a Majority of AT&T's GSM/GPRS Systems, and the Company shall, promptly and in no event later than 120 days after delivery of any such notice, or such longer period as AT&T PCS may determine, cause the Company's GSM/GPRS Systems to comply substantially with such new or modified standards.

          (k) GSM Core Features and Services. The Company's GSM/GPRS Systems shall offer the core features and services set forth on Schedule 6.12(k). AT&T PCS may from time to time notify the Company of new or modified core features or services provided to subscribers in a Majority of AT&T's GSM/GPRS Systems, and the Company shall, promptly and in no event later than 120 days after delivery of any such notice, or such longer period as AT&T PCS may determine, cause the Company's GSM/GPRS Systems to provide such new or modified core features and services. AT&T PCS acknowledges that the Company, in its sole discretion, may cause the Company's GSM/GPRS Systems to provide such other features and services as the Company may determine from time to time and that the Company has sole and exclusive control over the rates it charges for all features and services.

5.   Section 6.16 of the Agreement is deleted and replaced with the following:

          6.16 GSM Preference. AT&T PCS and its Affiliates shall to the extent technologically feasible cause substantially all of their GSM/GPRS subscribers, when roaming in the Territory, to seek service (as roamers) from the Company's GSM/GPRS System prior to seeking service from the GSM/GPRS System operated by any carrier other than AT&T PCS or its Affiliates, provided that the Company is then operating such GSM/GPRS Systems in compliance with Sections 6.12(i)-(k) and provided that the GSM Roaming Agreement is still in effect. The Company shall to the extent technologically feasible cause substantially all of its GSM/GPRS subscribers, when roaming in any service area outside the Territory, to seek service (as roamers) from the GSM/GPRS System (if any) operated in such service area by AT&T PCS or its Affiliates prior to seeking service from the GSM/GPRS System operated by any carrier other than the Company and its Affiliates.

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6.   Section 10.8 of the Agreement is amended by replacing the notice addresses for AT&T PCS and the CBW Member Group with the following:

     AT&T PCS

     c/o AT&T Wireless Services, Inc.
     7277 164th Ave NE
     Redmond, WA 98052
     Attn: Robert Stokes
     Fax: (425) 803-1250

     with a copy to:

     AT&T Wireless Services, Inc.
     7277 164th Ave NE
     Building 1, Legal Department
     Redmond, WA 98052
     Attn: General Counsel
     Fax: (425) 580-8900

     CBW

     c/o Cincinnati Bell Wireless Holdings LLC
     201 E. Fourth Street, 102-785
     Cincinnati, OH  45201
     Attn:  Kevin Sullivan
     Fax:   513-651-0638

with a copy to:

     Cincinnati Bell Inc.
     201 E. Fourth Street, 102-715
     Cincinnati, OH  45201
     Attn:  General Counsel
     Fax:  (513) 721-7358

B.   ADDITIONAL AGREEMENTS OF THE PARTIES.

1. The parties agree that for purposes of Section 6.8 only, and for no other purpose, the Network Membership License Agreement shall be construed to be no longer in effect as of January 1, 2004.

2. Except for those references contained in Section 6.8 of the Agreement, all references to "Company Communications Services" in the Agreement shall be deemed to

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include mobile wireless telecommunications services provided on the GSM/GPRS
System.

3. The parties expressly acknowledge and agree that the purpose of this Amendment is merely to further the Parties' intent that the Company provide mobile wireless telecommunications services using GSM/GPRS technology. Similarly, the Parties further acknowledge and agree that as set forth in Section B.2 of this Amendment, the deemed inclusion of mobile wireless telecommunications services on the GSM/GPRS System within the definition of Company Communications Services (and their exclusion from the references in Section 6.8) is for convenience only, and solely for purposes of furthering such intent of the parties. Except as set forth in Section B.1, nothing in this Amendment shall be construed as a waiver or modification of any rights or prohibitions that currently exist in the Agreement or Related Agreements relating to exclusivity and non-competition, as an admission or non-admission to whether GSM/GPRS is or is not within the existing definition of TDMA, or more favorably for or against one Party or Member Group with respect to such rights and prohibitions relating to exclusivity and non-competition and the definition of TDMA as they currently exist on the date hereof.

4. All other terms and conditions of the Agreement in all other respects remain unmodified and in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        AT&T WIRELESS PCS, LLC

                                        By AT&T Wireless Services, Inc.
                                        Its Manager

                                        By_______________________________
                                           Name:
                                           Title:

                                        CINCINNATI BELL WIRELESS HOLDINGS LLC

                                        By _______________________________
                                           Name:
                                           Title:

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